UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2025

BP Prudhoe Bay Royalty Trust

(Exact name of registrant as specified in its charter)

Delaware	1-10243	13-6943724
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Bank of New York Mellon Trust Company, N.A., Trustee 601 Travis Street 16th Floor Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 483-6020

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement

On September 30, 2025, BP Prudhoe Bay Royalty Trust (the “Trust”) and GREP V Holdings, L.P. (the “Purchaser”) entered into an Asset Purchase and Sale Agreement (the “Agreement”) for the purchase of the overriding royalty interest held by the Trust (the “Royalty Interest”) for a purchase price of $3,700,000 in cash (the “Purchase Price”). The sale closed on October 1, 2025, with an effective date of July 1, 2025. Accordingly, because the Agreement entitles the Purchaser to revenues from the oil production attributable to the Royalty Interest from July 1, 2025, the Trust will not receive any further proceeds from such production and therefore will not make any further regular quarterly cash distributions to the Trust’s unitholders.

The Trustee expects to distribute the net proceeds of the sale, after payment of expenses related to the sale, on or about October 20, 2025, to holders of record of the units on October 15, 2025, subject to the Trustee’s right to establish a reserve in such amount as the Trustee in its discretion deems appropriate to provide for payment of contingent liabilities. If any cash reserves remain following the payment of the Trust’s estimated remaining expenses and liabilities, the Trustee will make a final distribution to unitholders of such amount.

As part of the winding up process, the Trustee intends to file a Form 15 with the Securities and Exchange Commission (“SEC”) to suspend the Trust’s reporting obligations under the Securities Exchange Act of 1934, as amended. The Trust will therefore cease making filings with the SEC after the filing of the Form 15.

The Trust will remain in existence until the filing of a certificate of cancellation with the Secretary of State of the State of Delaware following the completion of the winding up process.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as an exhibit to this Current Report on Form 8-K.

Item 2.01.	Completion of Acquisition or Disposition of Assets

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits:

10.1	Asset Purchase and Sale Agreement, dated as of September 30, 2025, between BP Prudhoe Bay Royalty Trust and GREP V Holdings, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BP Prudhoe Bay Royalty Trust

	By:	The Bank of New York Mellon Trust Company, N.A., as Trustee

Date: October 1, 2025	By:	/s/ Elaina C. Rodgers
Elaina C. Rodgers
Vice President